EXHIBIT 10.uu

                RHODES, INC. SUPPLEMENTAL EMPLOYEES' PENSION PLAN

                            (Effective March 1, 1995)


                                   ARTICLE 1.

         1 Purpose. Rhodes, Inc. (The "Sponsoring Company") established the Rhodes, Inc. Employees' Pension Plan (the "Employees' Pension Plan"), effective February 1, 1968, to provide eligible employees with retirement benefits in accordance with Sections 401 and 501 of the Internal Revenue Code of 1986 and other provisions of law relating to qualified employee plans and trusts. Effective March 1, 1976, January 1, 1981 and January 1, 1989, the Sponsoring Company amended and restated the Plan in order to comply with changes in the law. Due to changes in the law which cut back benefits for certain executives, Rhodes, Inc. Has established this excess benefit plan, the Rhodes, Inc. Supplemental Employees' Pension Plan, to provide full retirement benefits for certain officers of the Company.

         2 Source of Funds. It is the intention of the Company that this arrangement be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 2974 (ERISA). This Plan provides a mere promise by the Company to make benefit payments in the future. Benefits are payable solely from the Company's general assets and the Employee is a general unsecured creditor of the company.

         3 Effective Date.  This Plan shall be effective March 1, 1995.

         4 ERISA. The Company intends that this Plan come within the various exceptions and exemptions to the Employee Retirement Income Security Act of 1974, as amended, for an unfunded plan maintained for a "select group of management or highly compensated employees."

                                   ARTICLE 2.

         1 Accrued Benefit. "Accrued Benefit" means the monthly retirement benefit payable at Normal Requirement Age which a Participant has earned on any given date, determined in accordance with Article 4.

         2 Affiliate. "Affiliate" means (a) any corporation which is a member of the same controlled group of corporations (within the meaning of Code Section 414(b) as is a Company, (b) any other trade or business (whether or not incorporated) under common control (within the meaning of Code Section 414(c)) with a Company, (c) any other corporation, partnership or other organization which is a member of an affiliated service group (within the meaning of Code
Section 414(m)) with a Company, and (d) any other entity required to be aggregated with a Company pursuant to regulations under Code Section 414(o).

         3        Board of Directors.  "Board of Directors" means the Board of
 Directors of Rhodes, Inc.

         4        Code.  "Code" means the Internal Revenue Code of 1986, as
amended.

         5 Committee. "Committee" means the Plan Administrative Committee as from time to time appointed by the Board of Directors to administer the Plan in accordance with Article 6.

         6 Company. "Company" means the Sponsoring Company, its corporate successors, the surviving corporation resulting from any merger or consolidation of the Sponsoring Company with any other corporation or corporations, and any Affiliate or other entity which has adopted the Plan.

         7        Deferred Vested Termination.  "Deferred Vested Termination"
means termination of employment after completing five Years of Service.

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         8 Disability.  "Disability"  means  entitlement  to receive  disability income benefits under the Social Security Act based on total and permanent disability.

         9 Early Retirement Date. "Early Retirement Date" means the first day of the month coincident with or next following the date on which a participant elects to retire after attaining age 55 and completing five Years of Service.

         10 Effective Date. "Effective Date" means March 1, 1995 with respect to the Sponsoring Company. With respect to each other Company adopting the Plan, the "Effective Date" shall be designated by the adopting Company and accepted by the Sponsoring Company.

         11 Employee or Eligible Employee. "Employee" or "Eligible Employee" means any person who is employed by a Company or any Affiliate for purposes of the Federal Insurance Contributions Act, who is an officer and who earns annual compensation in excess of the compensation limit applicable to qualified retirement plans under Code 401(a)(17), as adjusted for cost of living pursuant to the Code (2)ss. ($150,000 for 1995).

         12       Employees Pension Plan. The Rhodes, Inc. Employees' Pension
Plan, effective January 1, 1989, as amended from time to time.

         13       Normal Retirement Age.  "Normal Retirement Age" means the
attainment of age 65 and the completion of five (5) Years of Service.

         14       Normal Retirement Date.  "Normal Requirement Date" means the first day of the month coincident with or next following the attainment of Normal Retirement Age.

         15 Participant. "Participant" means any Employee who has become a Participant in the Plan until his or her vested Accrued Benefit has been fully distributed from the Plan.

         16       Plan Year.  "Plan Year' means the calendar year.

         17 Qualified Joint and Survivor Annuity. "Qualified Joint and Survivor Annuity" means annuity payable in monthly installments or the life of a Participant with a survivor annuity for the life of his or her spouse which is fifty percent (50%) of the amount of the annuity payable during the joint lives of the Participant and spouse, and which is the Actuarial Equivalent of a single annuity for the life of the Participant.

         18 Qualified Preretirement Survivor Annuity. "Qualified Preretirement Survivor Annuity" means a single life annuity for the life of the Participant's surviving spouse which is equal to fifty percent (50%) of the benefit that would have been payable to the Participant under the Qualified Joint and Survivor Annuity if:

         19 Termination Completion Date. "Termination Completion Date" means the last day of the fifth consecutive One-Year Break in Service computation period, determined under Section 2.23, in which a Participant completes a Break in Service.

         20 Year of Service. "Year of Service" means each Plan Year during which an Employee completes 1,000 or more Hours of Service for the Company or an Affiliate. In determining Years of Service, an Employee shall not receive credit for Hours of Service worked prior to attainment of age eighteen (18).


                                   ARTICLE 3.
                             [Intentionally Omitted]


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                                   ARTICLE 4.

         1 General Rule. Transfer of a Participant from one Company to another Company or to an Affiliate shall not be deemed to be a termination of employment of the Participant. Subject to the time payments begin under the Employees' Pension Plan, upon a Participant's termination of employment on or after his or her Normal Retirement Date, Early Retirement Date, or after attainment of eligibility for a benefit following Deferred Vested Termination, the Participant shall be entitled to receive from the Company a monthly retirement benefit payable at the participant's Normal Retirement Date equal to the monthly retirement benefit that would be payable at such time under the Employees' Pension Plan, determined without regard to the limitations imposed by Code Sections 401(a)(17) and 415, offset, but not below zero, by the monthly retirement benefits payable at such time under the Employees' Pension Plan.

         2 Death Benefits. [Text Illegible] commencement of retirement benefits after completing at least five (5) Years of Service shall only be eligible to receive benefits in the form of a Qualified Preretirement Survivor Annuity based on the benefit that would have been payable to the Participant under this Plan. The surviving spouse of a fully vested Participant who dies prior to retirement and who is not entitled to a Qualified Preretirement Survivor Annuity under the Employees' Pension Plan shall not be entitled to receive a benefit under this Plan.

         3 Accrued Benefit. The Accrued Benefit of a Participant under this Plan is not preserved from year to year without possibility of reductions. The supplemental benefit under this Plan is finally determined only at the time payments begin under the Plan and may increase or decrease from year to year prior to the time payments begin.

                                   ARTICLE 5.

         1 Manner of Payment. The payment of a Participant's vested Accrued Benefit determined in accordance with Article 4 shall be paid in the same form and at the same time as payments are made under the Employees' Pension Plan. If a Participant's Accrued Benefit is paid before the Participant's Normal Retirement Date, it shall be reduced for early commencement to the extent (and using the same reduction factors) that the Participant's benefit under the Employees' Pension Plan is reduced for early commencement. If a Participant's Accrued Benefit is paid in a form other than a single life annuity, such benefit shall be actuarially equivalent (using the actuarial equivalence factors then applicable to the participant under the Employees' pension Plan) to the benefit that would otherwise be payable to him or her under this Plan in the single life annuity form.

         2        Benefit Application and Claims Procedure.
                 [Intentionally Omitted]

         3        Unfounded Arrangement. [Intentionally Omitted]

                                   ARTICLE 6.

         1 Appointment of Administrative Committee. The Board of Directors shall appoint a Plan Administrative Committee to serve as a administrator of the Plan. Any person, including directors, shareholders, officers and employees of the Company, shall be eligible to serve on the Committee. Any person appointed a member of the Committee shall signify his or her acceptance in writing to the Board of Directors. The Committee may be the same as the Committee that administers the Employees' Pension Plan.

         2 Powers and Duties of the Committee. Except as otherwise provided in this Plan, the committee shall have authority to control and manage the operation and administration of the Plan, including all rights and powers necessary or convenient to carry out its functions hereunder, whether or not such rights and powers are specifically enumerated herein. In particular, the Committee shall have sole and exclusive discretion, authority and responsibility

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for  administering,  construing and  interpreting the provisions of the Plan and
making  all   determinations   thereunder.   In  establishing   the  Committee's
discretion, authority and responsibility, it is the intent of the Company to grant the Committee the broadest possible powers to interpret and administer the Plan so that judicial or other review of Committee decisions is limited to the extent allowed by law and so that maximum deference is given to all Committee decisions under or relating to the Plan.

         3 Administrative Procedures. The Committee may adopt such bylaws and regulations as it deems desirable for the conduct of Plan affairs. The Committee shall advise the Company of any Plan actions in writing. The Committee shall keep a record of all its actions as a Committee and shall forward all appropriate communications to the Company. Filing or delivery of any document with or to the Committee in person or by registered or certified mail, addressed in care of the Company, shall be deemed a filing with or delivery to the Committee.

         4 Consultation with Advisors. The Committee may employ one or more persons to render advice with regard to any responsibility it may have under the Plan. The Committee may consult with counsel, actuaries, accountants, physicians or other advisors (who may also be advisors for the Company) and may also from time to time utilize the services of employees and agents of the Company in the discharge of its responsibilities.

         5 Committee Members as Participants. A member of the Committee may also be a Participant, but such member shall not make any discretionary decision or take any action affecting his or her interest as a Participant unless such decision or action is upon a matter that affects all other Participants similarly situated and confers no special right, benefit, or privilege not simultaneously conferred upon all such Participants.

         6 Records and Reports. The Committee shall take any actions it deems necessary or appropriate to comply with laws and regulations relating to the Plan.

                                   ARTICLE 7.

         1 Amendment of Plan by Sponsoring Company. The sponsoring Company reserves the right at any time to modify, amend or terminate the Plan in whole or in part by action of its Board of Directors. No Company other than the Sponsoring Company shall have the right to modify, amend or terminate the Plan. Notwithstanding the foregoing, each Company may terminate its own participation in the Plan pursuant to Section 7.2.

         2 Termination From Plan by a Company. Each Company other than the Sponsoring Company shall have the right to terminate its participation in the Plan by Resolution of its board of directors or other appropriate governing body and notice in writing to the Sponsoring Company. If contributions by or on behalf of a Company are completely terminated, the Plan shall be deemed terminated as to such Company. In the event of such a termination by a Company the Section 7.3 and 7.4 shall govern the interests of the Participants and Beneficiaries who are affected by the termination, except that the termination shall not be a termination as to any other Company.

         3 Vesting Upon Termination. If the Plan is terminated by the Sponsoring Company, the Plan shall terminate as to all Companies and the Accrued Benefit of each affected Participant shall be fully vested and nonforfeitable. In the event of the partial termination of the Plan, each affected Participant's Accrued Benefit, shall be fully vested and nonforfeitable.

         4 Distributions by Committee. In the event of the termination of the Plan, all Accrued Benefits shall be paid in accordance with the terms of the Plan.

                                   ARTICLE 8.
                             [Intentionally Omitted]


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                            ARTICLE 9. Miscellaneous

         1 Limitation of Assignment. No benefit payable under the Plan to any person shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer assign, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge a benefit shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person, nor shall it be subject to attachment or legal process for, or against, such person, and the same shall not be recognized under the Plan, except to such extent as may be required by law.

         2 Legally Incompetent Distributee. Whenever any benefit payable under the Plan is to be paid to or for the benefit of any person who is determined to be incompetent by qualified medical advice, the Committee need not require the appointment of a guardian or custodian, but is authorized to cause the benefit
(a) to be paid to the person having custody of each incompetent, without intervention of a guardian or custodian, (b) to pay the benefit to a legal guardian or custodian of such incompetent if one has been appointed, or (c) to use the payment for the benefit of the incompetent.

         3 Notification of Addresses. Each Participant and Beneficiary shall from time to time file with the Committee in writing his or her address or any change of address. Any communication, statement, or notice mailed to the last address filed with the Committee, or if no such address was filed with the Committee, to the last address shown on the Company's records, will be binding on the Participant or Beneficiary for all purposes, and neither the Committee nor the Company shall be obliged to search for or ascertain the whereabouts of any Participant or Beneficiary.

         4 Notice of Proceedings and Effect of Judgment. In any application, proceeding or action in any court, only the Company shall be a necessary party, and no Participant or other person shall be entitled to any notice or service of process except as required by law. Any judgment or decree entered on account of such application, proceeding or action shall be finding and conclusive upon all persons claiming under this Plan.

         5 Severability. If any provisions of this Plan re held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal and invalid provisions were not included.

         6 Limitation of Rights. Participation in the Plan shall not give any Employee any right or claim except to the extent that such right is specifically fixed under the terms of the Plan. The adoption of the Plan by a Company shall not be construed to give any Employee a right to continue in the employ of a Company or to interfere with the right of a Company to terminate the employment of the Employee at any time.

         7 Controlling Law. The laws of the state of Georgia shall be the controlling state law in all matters relating to the Plan and shall apply to the extent not preempted by the laws of the United States of America.


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